EXHIBIT 23.1

                          CONSENT OF HAROLD Y. SPECTOR
                               INDEPENDENT AUDITOR



        I consent to the use of my report dated April 11, 2002 (revised as of September 19, 2002 and November 18, 2002), on the consolidated financial statements of Coinless Systems, Inc. and subsidiary, as of December 31, 2001 and 2000, included herein and to the reference made to me.


        I consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of my name as it appears under the option "Experts".





/s/ Harold Y. Spector
-------------------------------
Harold Y. Spector, CPA
Pasadena, California
January 15, 2003



                                 EXHIBIT 23.1-1